Exhibit 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of this 13th day of August, 2008, by and between eBusiness Application Solutions, Inc., a New Jersey corporation (the “Company”) and Jessica Chopra (“Executive”); subject to the condition that this Agreement shall become effective only upon the closing of the transactions contemplated by that certain Stock Purchase Agreement (the “Purchase Agreement”) by and among Emtec Global Services LLC, a Delaware limited liability company (“EGS”), the Company, Aveeva, Inc., a Delaware corporation (“Aveeva”) and Executive, dated as of the date hereof (the “Effective Date”).

WITNESSETH :

WHEREAS, Executive is a valued employee of the Company;

WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of Executive by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and intending to be legally bound, it is hereby covenanted and agreed by Executive and the Company as follows:

1. Agreement to Employ; No Conflicts. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to continue to employ Executive, and Executive hereby accepts continued employment with the Company. Executive represents that (a) Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound, (b) in connection with Executive’s employment with the Company Executive has and will not violate any nonsolicitation or other similar covenant or agreement by which Executive is or may be bound, and (c) in connection with Executive’s employment with the Company Executive has and will not use any confidential or proprietary information Executive may have obtained in connection with Executive’s employment with any prior employer.

2. Term; Position and Responsibilities.

(a) Term of Employment. Unless Executive’s employment shall terminate earlier pursuant to Section 4, the term of employment under this Agreement shall commence on the Effective Date and shall end on the third anniversary of the Effective Date (the “Term”).

(b) Position and Responsibilities. During the Term, Executive agrees to serve as the President of the Company and the President of Aveeva and in such other positions with the Company or its affiliates as shall from time to time be determined by the Chief Executive Officer of EGS or EGS’s Board of Directors (the “Board”), and shall have such duties and responsibilities as are customarily assigned to individuals serving in such positions. During the Term, Executive shall report to the Chief Executive Officer of EGS. Executive shall devote all of her skill, knowledge and working time to the conscientious performance of the duties and responsibilities of such positions.

3. Compensation.

(a) Base Salary. As compensation for the services to be performed by Executive during the Term, Executive shall be entitled to receive a base salary at an annualized rate of $180,000, payable in installments on the Company’s regular payroll dates, but no less frequently than monthly (the “Base Salary”).

(b) Bonus. Subject to Executive’s continued employment with the Company or one of its affiliates on the applicable payment date, with respect to each Period (as defined below), Executive shall be entitled to receive a bonus under a bonus program established by the Company or one of its affiliates (the "Program") equal to 70% of the Bonus Pool (as defined below). Subject to adjustment as described in this Section 3(b), the amount available under the Program shall be: (i) $800,000 with respect to the twelve-month period immediately following the closing of the Purchase Agreement (the "First Bonus Period"), (ii) $800,000 with respect to the twelve-month period immediately following the end of the First Bonus Period (the "Second Bonus Period") and (iii) $400,000 with respect to the twelve-month period immediately following the end of the Second Bonus Period (the "Third Bonus Period," and together with the First Bonus Period and the Second Bonus Period, the "Periods" and each, a "Period"). The actual amount available for distribution under the Program with respect to any Period may, in the sole discretion of the Chief Executive Officer of EGS, be reduced in the event that EGS is entitled to indemnification under the Purchase Agreement (the actual amount available under the Program with respect to any Period after such reduction, if any, is referred to herein as the "Bonus Pool"). Such bonus, if any, shall be paid on the 20th business day following the end of the applicable Period. Notwithstanding anything contained herein to the contrary, if Executive’s employment hereunder is terminated by reason of Executive’s death or Disability (as defined below), or due to a Qualifying Termination (as defined below), Executive, or Executive’s estate, if applicable, shall be entitled to receive the payments described in this Section 3(b) on the dates on which such payments would have otherwise been made absent such termination of employment.

(c) Employee Benefits. During the Term, Executive shall be entitled to participate in such pension, retirement, savings, medical, disability and other welfare benefit plans as are generally made available by the Company for its employees in accordance with the terms thereof, as the same may be amended and in effect from time to time.

(d) Expenses. During the Term, the Company shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by Executive in connection with Executive’s performance of services hereunder, upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s business travel and expense reimbursement policy applicable to its senior executives as in effect from time to time.

(e) Paid Time Off. During the Term, Executive shall be entitled to receive four weeks of paid time off per calendar year (pro-rated for any partial calendar year during which Executive is employed by the Company).

4. Termination of Employment.

(a) Termination Due to Death or Disability. Executive’s employment hereunder may be terminated by the Company in the event of Executive’s Disability by written Notice of Termination (as defined below) to Executive, and shall terminate upon Executive’s death. For purposes of this Agreement, “Disability” shall mean that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The determination of Executive’s Disability shall (i) be made by an independent physician selected by the Company and reasonably acceptable to Executive (or her representative), (ii) be final and binding on the parties hereto and (iii) be made taking into account such competent medical evidence as shall be presented to such independent physician by Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive and/or the Company to advise such independent physician.

(b) Termination by the Company for Cause. Except as otherwise provided in this Section 4(b), the Company may immediately terminate Executive’s employment hereunder for Cause (as defined below) by written Notice of Termination to Executive. For purposes of this Agreement, “Cause” shall mean (i) the failure of Executive to perform her duties hereunder or her negligent performance of such duties (other than any such failure due to Executive’s physical or mental illness), (ii) Executive having engaged in misconduct that has caused or is reasonably expected to result in injury to the Company or any of its affiliates, (iii) a violation by Executive of a Company policy, (iv) the breach by Executive of any of her obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates, (v) failure by Executive to timely comply with a lawful direction or instruction given to her by the Chief Executive Officer of EGS or the Board, (vi) Executive having been convicted of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony or a misdemeanor involving moral turpitude (or comparable crime in any jurisdiction that uses a different nomenclature), including any offense involving dishonesty as such dishonesty relates to the assets or business of the Company or any of its affiliates, or theft of the property of the Company or any of its affiliates, and (vii) Executive’s insobriety or use of illegal drugs, chemicals or controlled substances either (A) in the course of performing Executive’s duties and responsibilities under this Agreement, or (B) otherwise affecting the ability of Executive to perform the same. In the event that the Company proposes to terminate Executive’s employment hereunder for any of the reasons set forth in clauses (i), (iii) or (iv) above, Executive shall have a period of ten (10) days following the date on which Executive receives a Notice of Termination from the Company to cure such actions or inactions (if capable of cure) giving rise to such Notice of Termination to the satisfaction of the Chief Executive Officer of EGS. If Executive fails to cure such actions or inactions during such ten day period, the Company may immediately terminate Executive’s employment for Cause.

(c) Termination by Company Without Cause. The Company may terminate Executive’s employment hereunder Without Cause (as defined below) by written Notice of Termination to Executive, which notice shall be effective no less than thirty (30) days following the date on which such notice is provided to Executive, or at such earlier time as agreed to by Executive. For purposes of this Agreement, a termination “Without Cause” shall mean a termination of Executive’s employment by the Company other than as a result of her Disability or for Cause. Notwithstanding the foregoing provisions of this Section 4(c), if Executive’s employment is terminated by the Company in accordance with this Section 4(c) and, within a reasonable time period thereafter, it is determined by the Board that circumstances existed which would have constituted a basis for termination of Executive’s employment for Cause in accordance with Section 4(b), Executive’s employment will be deemed to have been terminated for Cause in accordance with Section 4(b).

(d) Termination by Executive For Good Reason. Executive may terminate her employment hereunder upon the occurrence of a Good Reason Event (as defined below) by providing a written Notice of Termination to the Company within 15 days after the occurrence of such Good Reason Event; provided, however, that before Executive may terminate her employment due to a Good Reason Event, the Company shall be given a period of 30 days following the date on which such Notice of Termination is received by the Company to cure the circumstances giving rise to such Good Reason Event. For purposes of this Agreement, a “Good Reason Event” shall mean any of the following events without the consent of Executive: (i) a material diminution of Executive’s position or responsibilities as set forth in this Agreement, (ii) a material decrease in Executive’s base salary in effect immediately prior to such decrease or in other material employee benefits set forth in this Agreement, other than, in either such case, in connection with a reduction occasioned by the Company’s business conditions or prospects and proportionately applicable to all similarly situated Company employees; or (iii) the relocation of Executive's principal place of employment with the Company to a location in excess of 50 miles from the principal place of Executive's employment with the Company as of the Effective Date.

(e) Voluntary Termination by Executive Without Good Reason. Executive may terminate her employment hereunder at any time by giving the Company prior written Notice of Termination at least 90 days prior to such termination; provided that the Board may, in its sole discretion, terminate Executive’s employment hereunder prior to the expiration of the 90-day notice period. In such event and upon the expiration of such 90-day period (or such shorter time as the Board in its sole discretion may determine), Executive’s employment hereunder shall immediately and automatically terminate.

(f) Notice of Termination. Any termination of Executive’s employment hereunder shall be communicated by a written Notice of Termination addressed to the appropriate party. A “Notice of Termination” shall mean a notice that indicates the Date of Termination (as defined below), which shall not be earlier than the date on which the notice is provided, which indicates the specific termination provision in this Agreement relied upon for such termination.

(g) Date of Termination. For purposes of this Agreement, the “Date of Termination” is the last day that Executive is employed by the Company.

(h) Resignation upon Termination. As of the Date of Termination, Executive shall be deemed to have resigned from all positions then held by her with the Company and its affiliates.

(i) Duties on Termination. Subject to the terms and conditions of this Agreement, to the extent that there is a period of time elapsing between the date of delivery of a Notice of Termination, and the Date of Termination, Executive shall continue to perform her duties as set forth in this Agreement during such period, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to Executive’s successor, if any. Notwithstanding the foregoing provisions of this Section 4, the Chief Executive Officer of EGS may, in his sole discretion, relieve Executive from all of her duties, responsibilities and authority hereunder and may restrict Executive’s access to Company property (including the property of any of the Company's affiliates) following the delivery of a Notice of Termination by either party hereto; provided, however, that during any such period in which the Chief Executive Officer of EGS exercises such discretion (which period shall end on the Date of Termination), Executive shall continue to be treated as employed by the Company for other purposes, and her rights to compensation or benefits shall not be reduced by reason of the suspension.

5. Payments Upon Certain Terminations.

(a) General. If, during the Term, Executive’s employment terminates for any reason, Executive (or her estate, beneficiary or legal representative, as applicable) shall be entitled to receive the following:

(i) any earned or accrued but unpaid Base Salary through the Date of Termination (including paid time off that is accrued and unused during the Term); and

(ii) all amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice of the Company (other than relating to severance) in which Executive was a participant during her employment with the Company in accordance with the terms thereof; provided, that, the foregoing shall not be construed as requiring Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of Executive’s Date of Termination except as otherwise expressly provided in this Agreement or required by law.

(b) Qualifying Termination. In the event of a termination of Executive’s employment by the Company Without Cause or by Executive for a Good Reason Event during the Term (such termination, a “Qualifying Termination”), Executive (or her estate, beneficiary or legal representative, as applicable) shall be entitled to receive, in addition to the amounts specified in paragraph (a) above, and contingent on Executive’s execution and non-revocation of a general release of all claims in form and substance satisfactory to the Chief Executive Officer of EGS, her Base Salary, at the rate in effect hereunder immediately prior to the Date of Termination, which shall be payable in installments on the Company’s regular payroll dates, for a one-year period after the Date of Termination.

(c) No Duplication of Benefits. In the event of Executive’s termination of employment during the Term for any reason, the sole payments or obligations of the Company and its affiliates are provided in this Section 5. In the event that Executive is entitled to payment under any plan, policy, program or practice of the Company relating to severance, any such payment shall reduce the amounts otherwise payable hereunder.

6. Restrictive Covenants.

(a) Non-solicitation.

(i) During the period commencing on the Effective Date and ending on the second anniversary of Executive’s termination of employment with the Company (the “Restrictive Period”):

(A) Executive shall not, without the express written consent of the Board, solicit or attempt to solicit any party who is then or, during the twelve-month period prior to such solicitation or attempt by Executive was (or was solicited to become), a customer or supplier of the Company or its affiliates (collectively, for purposes of this Section 6, the “Company”), or a user of the services provided by the Company.

(B) Executive shall not without the express written consent of the Board, solicit, entice, persuade, induce or hire any individual who is employed by or providing services to the Company (or was so employed or providing such services within 12 months prior to Executive’s action) to terminate or refrain from renewing or extending such employment or other service or to become employed by or enter into contractual relations with any other individual or entity other than the Company, and Executive shall not approach any such employee or service provider for any such purpose or authorize or knowingly cooperate with the taking of any such actions by any other individual or entity.

(b) Non-Disparagement. During the Term and at all times thereafter Executive agrees that Executive will not make any false, defamatory or disparaging statements about the Company or the officers or directors of the Company that are reasonably likely to cause damage to the Company or the officers or directors of the Company.

(c) Confidential Information. Executive agrees that, during the Term, and at all times thereafter:

(i) Executive will keep secret all Confidential Information (as defined below) and Intellectual Property (as defined below) which may be obtained during the period of employment by the Company and that Executive shall not reveal or disclose it, directly or indirectly, except with the consent of the Chief Executive Officer of EGS. Executive shall not make use of the Confidential Information or Intellectual Property for Executive’s own purposes or for the benefit of anyone other than the Company and shall protect it against disclosure, misuse, espionage, loss and theft.

(ii) Executive acknowledges and agrees that all Intellectual Property is and shall be owned by the Company. Executive hereby assigns, and shall assign, to the Company all ownership rights possessed in any Intellectual Property contributed, conceived or made by Executive (whether alone or jointly with others) while employed by the Company, whether or not during work hours. Executive shall promptly and fully disclose to the Company in writing all such Intellectual Property after such contribution, conception or other development. Executive agrees to fully cooperate with the Company, at the Company’s expense, in securing, enforcing and otherwise protecting throughout the world the Company’s interests in such Intellectual Property, including, without limitation, by signing all documents requested by the Company.

(iii) Immediately following her termination of employment, Executive agrees to promptly deliver to the Company all memoranda, notes, manuals, lab notebooks, computer diskettes, passwords, encryption keys, electronic mail and other written or electronic records (and all copies thereof) constituting or relating to Confidential Information or Intellectual Property that Executive may then possess or have control over. Executive shall provide written certification that all such materials have been returned.

(iv) For purposes of this Agreement, the following terms shall be defined as set forth below:

(A) “Confidential Information” shall mean all information, in any form or medium, that relates to the business, suppliers and prospective suppliers, existing and potential creditors and financial backers, marketing, costs, prices, products, processes, services, methods, computer programs and systems, personnel, customers, research or development of the Company and all other information related to the Company which is not readily available to the public. Confidential Information shall include any of the foregoing information that is created or developed by Executive during the Term.

(B) “Intellectual Property” shall mean, with respect to the following which are created or existing during the period of Executive’s employment by the Company, any: (1) idea, know-how, invention, discovery, design, development, software, device, technique, method or process (whether or not patentable or reduced to practice or including Confidential Information) and related patents and patent applications and reissues, re-examinations, renewals, continuations-in-part, continuations, and divisions thereof; (2) copyrightable and mask work (whether or not including Confidential Information) and related registrations and applications for registration; (3) trademarks, trade secrets and other proprietary rights; and (4) improvements, updates and modifications of the foregoing made from time to time. Intellectual Property shall include any of the foregoing that is created or developed by Executive during the Term.

(d) Duty of Loyalty to Company. Nothing in this Section 6 shall be construed as limiting Executive’s duty of loyalty to the Company, or any other duty otherwise owed to the Company, while Executive is employed by the Company.

(e) Blue Pencil. It is the intention of the parties that the potential restrictions on Executive’s future employment imposed by this Section 6 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall at any time find any provision of this Section 6 to be unreasonable in duration or geographic scope or otherwise, Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

(f) Injunctive Relief. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond unless required by applicable law) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have. The Company shall be entitled to collect from Executive any costs of obtaining injunctive relief, including, without limitation, attorneys’ fees.

(g) Certain Acknowledgements. Executive acknowledges and agrees that Executive will have a prominent role in the management of the business and the development of the goodwill of the Company and will establish and develop relations and contacts with the principal customers, suppliers, clients and service providers of the Company in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly against, the Company and that (i) in the course of her employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company in the United States of America and the rest of the world that could be used to compete unfairly with the Company; (ii) the covenants and restrictions contained in this Section 6 are intended to protect the legitimate interests of the Company in its respective goodwill, trade secrets and other confidential and proprietary information; (iii) Executive desires and agrees to be bound by such covenants and restrictions; and (iv) the compensation to be provided to Executive is adequate consideration for the restrictive covenants provided in this Section 6. Executive further acknowledges that the restrictive covenants contained in this Section 6 are covenants independent of any other provision of this Agreement or any other agreement between the parties hereunder (including the Purchase Agreement) and the existence of any claim which Executive may allege against the Company under any other provision of the Agreement or any other agreement will not prevent the enforcement of these covenants.

7. Assistance with Claims. Executive agrees that, during the Term, and continuing for a reasonable period after Executive’s Date of Termination, Executive will assist the Company or its affiliates (collectively, for purposes of this Section 7, the “Company”) in defense of any claims that may be made against the Company, and will assist the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by Executive for the Company. Executive agrees to promptly inform the Company upon becoming aware of any lawsuits involving such claims that may be filed against the Company. For periods after Executive’s employment with the Company terminates, the Company agrees to provide reasonable compensation to Executive for such assistance. Executive also agrees to promptly inform the Company upon being asked to assist in any investigation of the Company (or its actions) that may relate to services performed by Executive for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation.

8. Miscellaneous.

(a) 409A Compliance. Notwithstanding any other provision of this Agreement to the contrary, any amount payable hereunder, including reimbursements, that is subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), shall be paid in compliance with Code Section 409A and the regulations issued thereunder. If Executive is a "specified employee" within the meaning of Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Executive’s "separation from service" (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six (6) month period immediately following Executive’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that would otherwise have been made or provided during such six (6) month period and which would have incurred such additional tax under Code Section 409A shall instead be paid to Executive in a lump sum cash payment on the earlier of (i) the first business day of the seventh month following Executive’s separation from service or (ii) the 10th business day following Executive's death. In addition, if Executive’s termination of employment hereunder does not constitute a "separation from service" within the meaning of Code Section 409A, then any amounts payable hereunder on account of a termination of Executive’s employment and which are subject to Code Section 409A shall not be paid until Executive has experienced a "separation from service" within the meaning of Code Section 409A.

(b) Binding Effect; Assignment. This Agreement shall be binding on and inure to the benefit of the Company, and its respective successors and permitted assigns. This Agreement shall also be binding on and inure to the benefit of Executive and her heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 8(b). The Company may effect such an assignment without prior written approval of Executive (i) to any subsidiary of the Company and (ii) upon the transfer of all or substantially all of its business and/or assets (by whatever means); provided that, in the case of (ii), the successor to the Company shall expressly assume and agree to perform this Agreement.

(c) Entire Agreement. This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto concerning the subject matter hereof and supersede all prior and contemporaneous correspondences and proposals (including but not limited to summaries of proposed terms) and all prior and contemporaneous promises, representations, understandings, arrangements and agreements, if any, concerning such subject matter (including but not limited to those made to or with Executive by any other person); provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies, restrictive covenants or agreements for the protection of the business and operations of the Company and its affiliates.

(d) Applicable Law. This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the laws of the State of California without giving effect to the conflict of laws rules of any state.

(e) Consent to Jurisdiction; Waiver of Jury Trial.

(i) Consent to Jurisdiction. Each party hereby irrevocably submits to the jurisdiction of the courts of the State of Delaware and the federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby. Each party hereby waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts. Each party hereby consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8(l) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

(ii) Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of, or any litigation directly or indirectly arising out of or relating to, this agreement, or the breach, termination or validity of this agreement, or the transactions contemplated by this agreement. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8(e)(ii).

(f) Taxes. The Company may withhold from any payments made under this Agreement all applicable taxes.

(g) Key Man Insurance. Executive acknowledges that the Company may purchase “key man” insurance on her life and hereby agrees to cooperate with the Company in obtaining such insurance, including without limitation, submitting to such medical examinations as may be required promptly upon request by the Company.

(h) Amendments. Subject to Section 8(a) hereof, this Agreement may be amended or cancelled only by mutual agreement of the parties in writing. So long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

(i) Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

(j) Waiver of Breach. The waiver of any provision of this Agreement shall be set forth in a writing specifically referring to the provision being waived and signed by the waiving party. No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time. The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

(k) Survival of Agreement. Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall not survive the termination of Executive’s employment with the Company.

(l) Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice). Such notices, demands, claims and other communications shall be deemed given:

(i) in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(ii) in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(iii) in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received. Communications that are to be delivered by the U.S. mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

Emtec, Inc.
11 Diamond Road
Spring Field, New Jersey 07081
Fax: 973-379-4693
Attention: Stephen C. Donnelly

or to Executive:

at Executive’s address in the Company’s records.

All notices to the Company shall be directed to the attention of the Chief Financial Officer of the Company, with a copy to the Board. Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

(m) Headings. The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(n) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set her hand, in each case effective as of the date first above written.

EBUSINESS APPLICATION SOLUTIONS, INC.

By:	/s/ Dinesh Desai
Name: Dinesh Desai
Title:

EXECUTIVE

/s/ JESSICA CHOPRA
JESSICA CHOPRA